Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the FIRST quarter ended MARCH 31, 2016

Company to Hold Conference Call on Wednesday, May 11, 2016, at 8:30 AM ET

FUZHOU, China, May 10, 2016 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its unaudited financial results the first quarter ended March 31, 2016.

Factors Affecting Pingtan’s Results of Operation

As previously disclosed in Form 10-K and 10-Q the Company filed in 2015, in early December 2014 the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and fight illegal fishing activities . As a result, all licensed fishing vessels operating in Indonesian waters were informed by the Indonesian government to operate within strict guidelines and subsequently to cease operation, in order to avoid potential enforcement actions by the Indonesian Navy such as boat seizures.

Among the Company’s 135 fishing vessels, 117 of these vessels operate in the Arafura Sea of Indonesia. To cooperate and comply with the Indonesian government’s fishing license check procedures, in January 2015, the Company reduced its operations - since February 2015, Pingtan has ceased operations of the 117 vessels which are licensed to operate in Indonesian waters. Since the Company derives a majority of its revenue from this area, this ban caused a significant drop in production.

In November 2015, the Indonesian government announced that the moratorium had concluded. The Company’s expectation is that the MMAF will implement new fishing policies and resume the license renewal process although this has not yet occurred. In the interim, the Company’s financial results will continue to be materially adversely affected by this moratorium.

As a result, the Company’s sales for the three months ended March 31, 2016 decreased significantly as compared to the three months ended March 31, 2015.

During the three months ended March 31, 2016, the Company purchased fish from a third party to satisfy customer demands. The resale of purchased fish to its customers generated a positive gross margin on such sales. The positive gross margin in these reselling activities partially offset the decrease in the Company’s overall gross margin for the three months ended March 31, 2016.

Pingtan Marine Enterprises, Ltd.	Page 2
May 10, 2016

First Quarter 2016 Financial Highlights (all results are compared to prior year corresponding period)

•	As a result of the above, revenue from fishing business was $4.1 million compared to $28.7 million.
•	Gross loss was $3.3 million, compared to gross profit of $11.5 million, and gross margin was (80.5%) compared to 39.9%, due to reduced scale of operations resulted by the moratorium described above.
•	Net loss was $5.5 million, or $(0.06) per basic and diluted share, compared to net income of $8.4 million, or $0.10 per basic and diluted share. The decrease was primarily due to the same reasons described above.

Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “While the first quarter of 2016 was challenging due to the moratorium by the Indonesian government, our team successfully met customer demands and needs by purchasing fish for resale from a third party supplier. These resale activities of purchased fish generated a positive gross margin on such sales and helped us to continue to maintain positive relationships with key customers. We believe it is only a matter of time before fully licensed fishing companies like Pingtan are allowed to resume fishing in Indonesian waters. We continue seeking to diversify our fishing territories and we are actively negotiating with neighboring countries to expand into new fishing regions.”

First Quarter 2016 Selected Financial Highlights

($ in millions, except per share data)	Three Months ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Revenue	$4.1	$28.7
Cost of Revenue	$7.4	$17.3
Gross (Loss) Profit	$(3.3)	$11.5
Gross Margin	(80.5%)	39.9%
Net (Loss) Income	$(5.5)	$8.4
Basic and Diluted Weighted Average Ordinary Shares Outstanding	79.1	79.1
Net (Loss) Income Per Ordinary Share Attributable to Owners of The Company	$(0.06)	$0.10

Balance Sheet Highlights

($ in millions, except per share data)	3/31/2016	12/31/2015
	(Unaudited)	(Audited)
Cash and Cash Equivalents	$2.6	$11.4
Total Current Assets	62.8	91.9
Total Assets	222.3	231.9
Total Current Liabilities	38.2	42.5
Total Long-term Debt, net of current portion	22.7	22.5
Total Liabilities	60.9	65.0
Shareholders’ Equity	161.4	166.9
Total Liabilities and Shareholders’ Equity	222.3	231.9
Book Value Per Share (in $)	$2.04	$2.11

Pingtan Marine Enterprises, Ltd.	Page 3
May 10, 2016

Consolidated Financial and Operating Review

Revenue

Revenue from the fishing business, sales of frozen fish and other marine catches for the three months ended March 31, 2016, were $4.1 million compared to $28.7 million for the same period in 2015. The decrease was primarily due to the Company ceasing its operations in Indonesia waters since February 2015 resulting from the moratorium described above.

Gross Margin

The Company’s gross margin was (80.5%) for the three months ended March 31, 2016, compared to 39.9% in the prior-year period. The significant decrease was primarily due to the reduced scale of operations resulting in lower revenue, which is reflected in the allocation of fixed costs, mainly consisting of depreciation, to cost of revenue; partially offset by the positive gross margin from our fish resale activities.

Selling Expenses

Selling expenses were $0.3 million, for the three months ended March 31, 2016, compared to $0.7 million, in the prior-year period.

General & Administrative Expenses

For the three months ended March 31, 2016, general and administrative expenses were $1.5 million, compared to $1.4 million, in the prior-year period.

Net (Loss) Income

Net loss for the three months ended March 31, 2016, was $5.5 million, or $(0.06) per basic and diluted share, compared to net income of $8.4 million, or $0.10 per basic and diluted share, in the same period of 2015. The decrease was primarily due to the reasons described above.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Wednesday, May 11, 2016, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):         877-407-0310
Live Participant Dial In (International):  201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q1-2016. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company, engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing, a provider of high quality seafood in the PRC, primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia.

Pingtan Marine Enterprises, Ltd.	Page 4
May 10, 2016

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements that the Company’s expectation is that the MMAF will implement new fishing policies, that the Company seeks to expand into new fishing territories to help reduce its dependency on a single region, diversify its revenue stream and fulfill the needs of its customers. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Adam Prior, Senior Vice President

Tel: (212) 836-9606

aprior@equityny.com

In China

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprises, Ltd.	Page 5
May 10, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)
(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2016	2015

REVENUE	$4,115,098	$28,732,824

COST OF REVENUE	7,427,810	17,266,289

GROSS (LOSS) PROFIT	(3,312,712)	11,466,535

OPERATING EXPENSES:
Selling	343,020	705,520
General and administrative	1,467,471	1,444,214

Total Operating Expenses	1,810,491	2,149,734

(LOSS) INCOME FROM OPERATIONS	(5,123,203)	9,316,801

OTHER INCOME (EXPENSE):
Interest income	2,367	19,232
Interest expense	(522,265)	(953,644)
Foreign currency transaction gain	20,797	37,381
Grant income	154,447	-
Loss on equity method investment	(10,316)	(3,345)
Other expense	(264)	(163)

Total Other Income (Expense), net	(355,234)	(900,539)

(LOSS) INCOME BEFORE INCOME TAXES	(5,478,437)	8,416,262

INCOME TAXES	413	-

NET (LOSS) INCOME	$(5,478,850)	$8,416,262

LESS: NET (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(378,471)	193,015

NET (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(5,100,379)	$8,223,247

COMPREHENSIVE (LOSS) INCOME:
NET (LOSS) INCOME	(5,478,850)	8,416,262
OTHER COMPREHENSIVE INCOME
Unrealized foreign currency translation gain	879,423	646,756
COMPREHENSIVE (LOSS) INCOME	$(4,599,427)	$9,063,018
LESS: COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(309,448)	387,343
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(4,289,979)	$8,675,675

NET (LOSS) INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPNAY
Basic and diluted	$(0.06)	$0.10

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

Pingtan Marine Enterprises, Ltd.	Page 6
May 10, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN U.S. DOLLARS)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,583,497	$11,448,684
Restricted cash	2,208,471	1,577,642
Accounts receivable, net of allowance for doubtful accounts	8,921,998	12,575,042
Inventories, net of reserve for inventories	3,789,465	2,336,167
Advances to suppliers	36,059,841	35,994,146
Prepaid expenses	546	1,818
Prepaid expenses - related parties	2,783,783	4,640,166
Receivable from transferring equity method investment shares	-	15,406,659
Other receivables	78,088	78,051
Other receivables - related parties	6,412,506	7,887,527

Total Current Assets	62,838,195	91,945,902

OTHER ASSETS:
Cost method investment	3,256,874	3,235,398
Equity method investment	30,678,214	30,486,314
Prepayment for long-term assets	21,425,085	11,654,645
Property, plant and equipment, net	104,139,615	94,555,114

Total Other Assets	159,499,788	139,931,471

Total Assets	$222,337,983	$231,877,373

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$946,414	$978,353
Accounts payable - related parties	1,076,728	408,631
Short-term bank loans	18,002,118	21,971,438
Long-term bank loans - current portion	12,763,846	12,679,680
Accrued liabilities and other payables	4,563,261	5,044,049
Dividend payable	790,551	-
Due to related parties	24,644	1,384,644

Total Current Liabilities	38,167,562	42,466,795

OTHER LIABILITIES:
Long-term bank loans - non-current portion	22,720,576	22,570,755

Total Liabilities	60,888,138	65,037,550

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at March 31, 2016 and December 31, 2015)	79,055	79,055
Additional paid-in capital	111,008,085	111,008,085
Retained earnings	28,427,110	34,318,040
Statutory reserve	9,391,827	9,391,827
Accumulated other comprehensive loss	(3,515,951)	(4,326,351)
Total equity attributable to owners of the company	145,390,126	150,470,656
Non-controlling interest	16,059,719	16,369,167

Total Shareholders' Equity	161,449,845	166,839,823

Total Liabilities and Shareholders' Equity	$222,337,983	$231,877,373

Pingtan Marine Enterprises, Ltd.	Page 7
May 10, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(5,478,850)	$8,416,262
Adjustments to reconcile net (loss) income from operations to net cash provided by operating activities:
Depreciation	1,682,985	1,528,756
Increase in allowance for doubtful accounts	277,982	160,765
Increase in reserve for inventories	1,550,335	-
Loss on equity method investment	10,316	3,345
Changes in operating assets and liabilities:
Accounts receivable	3,406,211	19,795,236
Inventories	(2,967,993)	7,266,034
Advances to suppliers	170,802	-
Prepaid expenses	1,266	13,289
Prepaid expenses - related parties	1,860,757	(10,140,274)
Deferred expenses - related parties	-	472,387
Other receivables	(17)	164,836
Other receivables - related parties	(97)	-
Accounts payable	(37,895)	122,267
Accounts payable - related parties	656,067	(2,307,645)
Advances from customers	-	(155,489)
Accrued liabilities and other payables	(507,011)	792,197
Due to related parties	-	3

NET CASH PROVIDED BY OPERATING ACTIVITIES	624,858	26,131,969

CASH FLOWS FROM INVESTING ACTIVITIES:
Refunds from commercial retail space prepayments	-	22,497,898
Purchase of property, plant and equipment	(113,479)	(16,361)
Prepayments made for long-term assets	(20,108,663)	-
Proceeds from transferring equity method investment share	15,291,759	-
Payments for equity method investment	-	(40,744,483)

NET CASH USED IN INVESTING ACTIVITIES	(4,930,383)	(18,262,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	3,156,505	7,153,729
Repayments of short-term bank loans	(7,214,044)	(6,158,048)
Repayments of long-term bank loans	-	(6,506,894)
Increase in restricted cash	(611,670)	-
Advances from related parties	200,000	1,100,000
Payments made for dividend	-	(790,551)
Capital contribution from non-controlling interest	-	65,191,173
Payments made to related parties in connection with the termination of VIE	-	(13,527,168)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(4,469,209)	46,462,241

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(90,453)	296,407

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,865,187)	54,627,671

CASH AND CASH EQUIVALENTS - beginning of period	11,448,684	12,752,272

CASH AND CASH EQUIVALENTS - end of period	$2,583,497	$67,379,943

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$556,138	$939,951
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$10,551,314	$-
Offset other receivables - related parties against due to related parties	$1,560,000	$-